PINEBRIDGE MUTUAL FUNDS
SECOND AMENDMENT
TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of the 30th day of November, 2011, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of February 23, 2011, as amended August 16, 2011, is entered into by and between PINEBRIDGE MUTUAL FUNDS, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add a fund and to amend the fees; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PINEBRIDGE MUTUAL FUNDS                                                                   U.S. BANCORP FUND SERVICES, LLC

By: /s/ Robin Thorn                                                                              By: _/s/ Michael R. McVoy____

Name: Robin Thorn                                                                              Name: Michael R. McVoy

Title: Global Head of Equities                                                                         Title: Executive Vice President

Amended Exhibit A

to the Fund Administration Servicing Agreement

Separate Series of PineBridge Mutual Funds

Name of Series
PineBridge US Micro Cap Growth Fund
PineBridge US Small Cap Growth Fund
PineBridge US 25 Equity Fund
PineBridge Merger Arbitrage Fund

Amended Exhibit B
to the
Fund Administration Servicing Agreement – PineBridge Mutual Funds

FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE - Effective 12-1-10 through 12-1-12
Domestic Funds
Annual Fee Based Upon Market Value Per Fund*
 ___basis points on the first $___
 ___ basis points on the next $___
 ___ basis points on the balance
 Minimum annual fee:  $___ per fund portfolio
**___% discount for period 12/1/10 – 12/1/11
** ___% discount for period 12/1/11 – 12/1/12

** Discount does not apply to the PineBridge Merger Arbitrage Fund.

Multiple Classes – add the following for each
Class beyond the first class:
* $___ base fee  (Waived)

International Funds

Annual Fee Based Upon Market Value Per Fund*
___ basis points on the first $___
___ basis points on the next $___
___ basis points on the next $___
___ basis points on the balance
Minimum annual fee:  $___ per fund portfolio

Conversion and extraordinary services quoted separately.
 * All expenses relating to a US Bancorp Fund Services Fund Administrator attending board meetings in person will be billed as an out of pocket expense to the funds.

*Fees are billed monthly.
.

Annual Legal Administration – Add the following for legal administration services in support of external legal counsel:
• 1 basis point at each level
• $___ additional minimum

Daily Performance Reporting (Pre-& Post-Tax)
• Performance Service - $___/CUSIP/Month
• Setup - $___/CUSIP
• Conversion – quoted separately
• FTP Delivery - $___ per FTP site
• (Waived)
Daily Compliance Services (Charles River)
• Base fee - $___/fund/month
• 1 basis point on the fund assets
• (Waived)
ReportSource - $___ /month – Web reporting
Plus out-of-pocket expenses, including but not limited to:
•  Postage, Stationery
•  Programming, Special Reports
•  Proxies, Insurance
•  EDGAR filing  - Approx. $9.00/page
•  Retention of records
•  Federal and state regulatory filing fees
•  Certain insurance premiums
•  Expenses from board of directors meetings
•  Auditing and legal expenses
•  Blue Sky conversion expenses (if necessary)
•  All other out-of-pocket expenses
•  Systems charge of $___ per quarter to be billed in March, June, September and December.

Amended Exhibit B (continued) to the Fund Administration Agreement

Pinebridge Mutual Funds - Chief Compliance Officer Support Services FEE SCHEDULE at April, 2010

Chief Compliance Officer Support Services
U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:
• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• CCO Portal – Web On-line Access to Fund CCO Documents
• Daily Resource to Fund CCO, Fund Board, Advisor
• Provide USBFS/USB Critical Procedures & Compliance Controls
• Daily and Periodic Reporting
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line CCO Education & Training
• Due Diligence Review of USBFS Service Facilities
• Quarterly USBFS Certification
• Board Meeting Presentation and Board Support
• Testing, Documentation, Reporting
Annual Fee Schedule*
• $___ per service line per year

*Fees are billed monthly.
.